UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 5, 2009
Shopoff Properties Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

333-139042	20-5882165

(Commission File Number)	(IRS Employer Identification No.)

8951 Research Drive, Irvine, California	92618

(Address of Principal Executive Offices)	(Zip Code)
(877) 874-7348

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01. Entry into a Material Definitive Agreement
An affiliate of Shopoff Properties Trust, Inc. (the “Company”), SPT SWRC, LLC, a Delaware limited liability company (the “Seller”), entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Sale Agreement”), dated February 27, 2009, whereby the Seller agreed to sell, and Khalda Development Inc, a California corporation (the “Buyer”), agreed to purchase, certain parcels of land consisting of approximately 60 acres located in an unincorporated area of Riverside County, California known as Winchester Ranch. The sales price pursuant to the Sale Agreement is $5,000,000. On March 5, 2009, the Buyer unconditionally released to the Seller deposits related to the purchase and sale. The closing of this transaction is expected to occur on March 20, 2009.
Pursuant to the Sale Agreement, the Buyer has assumed the Seller's obligation to replace existing subdivision improvement agreements and related bonds on or before June 30, 2009, and will execute a deed of trust in the amount of $4,692,800 securing this obligation.
The closing of the transaction is subject to customary contingencies, including, without limitation, contingencies relating to legal, title, survey and environmental matters and the delivery of closing documentation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOPOFF PROPERTIES TRUST, INC.

Date: March 11, 2009

	By:	/s/ William A. Shopoff William A. Shopoff
President, Chief Executive Officer and Chairman of the Board of Directors